FOR IMMEDIATE RELEASE:

NVIDIA Announces Financial Results for First Quarter Fiscal 2016

•	Revenue of $1.15 billion, up 4 percent from $1.10 billion a year earlier

•	Record GAAP gross margin of 56.7 percent, up from 54.8 percent a year earlier

•	Decision to wind down or sell Icera modem operations

•	Company to return $800 million to shareholders in fiscal 2016, raises quarterly cash dividend 15 percent to $0.0975 per share
SANTA CLARA, Calif. - May 7, 2015 - NVIDIA (NASDAQ: NVDA) today reported revenue for the first quarter ended April 26, 2015, of $1.15 billion, up 4 percent from $1.10 billion a year earlier and down 8 percent from $1.25 billion the previous quarter.
GAAP earnings per diluted share for the quarter were $0.24, unchanged from $0.24 a year earlier and down 31 percent from $0.35 in the previous quarter. Non-GAAP earnings per diluted share were $0.33, up 14 percent from $0.29 a year earlier and down 23 percent from $0.43 in the previous quarter.
“The importance of visual computing is evident all around us,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA. “Our expertise in this field enables us to take a leading position to advance  deep learning, virtual reality and self-driving cars.

“Our singular focus on visual computing is aligned with some of the most exciting growth opportunities in computing today,” he said.

IP Litigation
The company is looking forward to its case against Samsung and Qualcomm, set to be heard in June at the U.S. International Trade Commission. Last month, NVIDIA received a favorable pretrial claim construction ruling in the case.

Icera Modem Operations
NVIDIA announced on May 5, 2015, that it will wind-down its Icera modem operations in the second quarter of fiscal 2016. It is open to a sale of the technology or operations.

The company estimates that it will recognize restructuring charges in the range of $100 million to $125 million, primarily during fiscal 2016. These charges will consist of severance and other employee termination benefits, tax expense items and other costs associated with the wind-down, if the company is unable to sell the modem operations.

The Icera wind-down or sale is expected to benefit non-GAAP operating expenses in the second half of the year and the company will carefully invest in its growth initiatives of deep learning, self-driving cars and gaming.  Non-GAAP operating expenses in fiscal 2016 are expected to be approximately flat with the previous year, excluding litigation costs, which are anticipated to be in the range of $70 million to $90 million as the company defends its intellectual property.

Capital Return
During the first quarter, NVIDIA paid $46 million in cash dividends and repurchased 2.4 million shares. As a result, it returned an aggregate of $99 million to shareholders.

It has announced a 15 percent increase in its quarterly cash dividend to $0.0975 per share, from $0.085 per share. NVIDIA will pay its next quarterly cash dividend of $0.0975 per share on June 12, 2015, to all stockholders of record on May 21, 2015.

It also has announced an increase in its intended return to shareholders in fiscal 2016 to $800 million from the previously stated $600 million, through quarterly cash dividends and share repurchases.

Further, the company’s board of directors has extended the previously authorized repurchase program through December 2018 and authorized an additional $1.62 billion, for an aggregate of $2.00 billion available for repurchase.

GAAP Quarterly Financial Comparison
($ in millions except earnings per share)	Q1 FY16	Q4 FY15	Q1 FY15	Q/Q	Y/Y
Revenue	$1,151	$1,251	$1,103	down 8%	up 4%
Gross margin	56.7%	55.9%	54.8%	up 80 bps	up 190 bps
Operating expenses	$477	$468	$453	up 2%	up 5%
Net income	$134	$193	$137	down 31%	down 2%
Diluted earnings per share	$0.24	$0.35	$0.24	down 31%	--

Non-GAAP Quarterly Financial Comparison
($ in millions except earnings per share)	Q1 FY16	Q4 FY15	Q1 FY15	Q/Q	Y/Y
Revenue	$1,151	$1,251	$1,103	down 8%	up 4%
Gross margin	56.9%	56.2%	55.1%	up 70 bps	up 180 bps
Operating expenses	$425	$420	$411	up 1%	up 3%
Net income	$187	$241	$166	down 22%	up 13%
Diluted earnings per share	$0.33	$0.43	$0.29	down 23%	up 14%

NVIDIA’s outlook for the second quarter of fiscal 2016 is as follows:

•	Revenue is expected to be $1.01 billion, plus or minus two percent.

•	GAAP and non-GAAP gross margins are expected to be 55.7 percent and 56.0 percent, respectively, plus or minus 50 basis points.

•	GAAP operating expenses are expected to be approximately $474 million; non-GAAP operating expenses are expected to be approximately $425 million.

•	GAAP and non-GAAP tax rates for the second quarter of fiscal 2016 are expected to be 23 percent and 21 percent, respectively, plus or minus one percent.

•
The above GAAP outlook amounts exclude restructuring charges, which are expected to be in the range of $100 million to $125 million, primarily during fiscal 2016.  These charges will consist of severance and other employee termination benefits, tax expense items and other costs associated with the wind-down, if the company is unable to sell the modem operations.

•	Capital expenditures are expected to be approximately $35 million to $45 million.
First Quarter Fiscal 2016 Highlights
During the first quarter, NVIDIA achieved progress in each of its platforms.
Gaming:

•	Launched NVIDIA® GeForce® GTX™ TITAN X GPU, the world’s fastest GPU.

•	Introduced its first living-room entertainment device, NVIDIA SHIELD™, the world’s first 4K smart TV platform that uses the Internet to connect you to a world of media, games, and apps.

Enterprise Graphics:

•
Introduced its roadmap for physically based rendering - including Iray® 2015 rendering software; Quadro® M6000, the world’s most powerful professional GPU; and the Quadro Visual Computing Appliance, with eight M6000 GPUs.

HPC & Cloud:

•	Drew more than 4,000 guests to the sixth annual GPU Technology Conference, which focused on deep learning and self-driving cars, and featured talks by leaders in these industries.

•	Major consumer web and cloud companies - including Baidu, Facebook, Flickr/Yahoo, Microsoft and Twitter - are using NVIDIA GPUs for deep learning.

•	Announced that its next-generation Pascal™ GPU architecture will accelerate deep learning applications 10X beyond the speed of current-generation Maxwell™ processors.

Automotive:

•	Announced availability of NVIDIA DRIVE™ PX, a powerful car computer that utilizes deep learning to enable self-driving capabilities.

CFO Commentary
Commentary on the quarter by Colette Kress, NVIDIA’s executive vice president and chief financial officer, is available at http://investor.nvidia.com/.

Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its first quarter fiscal 2016 financial results and current financial prospects today at 2 p.m. Pacific Time (5 p.m. Eastern Time). To listen to the conference call, dial (303) 223-2696; no password is required. A live webcast (listen-only mode) of the conference call will be accessible at NVIDIA’s investor relations website, http://investor.nvidia.com, and at www.streetevents.com. The webcast will be recorded and available for replay until the company’s conference call to discuss its financial results for its second quarter fiscal 2016.

Non-GAAP Measures

To supplement NVIDIA’s Condensed Consolidated Statements of Income and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), net, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, non-GAAP diluted shares, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, acquisition-related costs, gains and losses from non-affiliated investments, interest expense related to amortization of debt discount, and the associated tax impact of these items, where applicable. Weighted average shares used in the non-GAAP diluted net income per share computation includes the anti-dilution impact of our Note Hedge. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

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About NVIDIA
Since 1993, NVIDIA (NASDAQ: NVDA) has pioneered the art and science of visual computing. The company’s technologies are transforming a world of displays into a world of interactive discovery - for everyone from gamers to scientists, and consumers to enterprise customers. More information at http://nvidianews.nvidia.com and http://blogs.nvidia.com.
###

For further information, contact:

Arnab Chanda	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6616	(408) 566-5150
achanda@nvidia.com	rsherbin@nvidia.com

Certain statements in this press release including, but not limited to statements as to: the importance of visual computing; the company’s leading position to advance deep learning, virtual reality and self-driving cars; the alignment of the company’s singular focus on visual computing; the timing of the company’s case against Samsung and Qualcomm; the timing of the wind-down of the Icera modem operations; the company’s openness to a sale of the technology or operations; the amount, timing and composition of estimated restructuring charges; the impact of the Icera wind-down or sale; the company’s investment in its growth initiatives of deep learning, self-driving cars and gaming; the amount of non-GAAP operating expenses in fiscal 2016; the amount of litigation costs; the company’s intended return to shareholders in fiscal 2016 of $800 million; the company’s financial outlook for the second quarter of fiscal 2016; the company’s tax rates for the second quarter of fiscal 2016; and the benefits and features of the Pascal GPU architecture and NVIDIA DRIVE PX are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-K for the fiscal period ended January 25, 2015. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2015 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, GTX, Iray, Maxwell, NVIDIA DRIVE, Pascal, Quadro, and SHIELD are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	April 26,	April 27,
	2015	2014

Revenue	$1,151	$1,103
Cost of revenue	498	499
Gross profit	653	604
Operating expenses
Research and development	339	334
Sales, general and administrative	138	119
Total operating expenses	477	453
Operating income	176	151
Interest income	9	6
Interest expense	(12)	(11)
Other income (expense), net	(1)	17
Income before income tax expense	172	163
Income tax expense	38	26
Net income	$134	$137

Net income per share:
Basic	$0.24	$0.24
Diluted	$0.24	$0.24

Weighted average shares used in per share computation:
Basic	549	559
Diluted	568	570

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 26,	January 25,
	2015	2015
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$4,792	$4,623
Accounts receivable, net	455	474
Inventories	438	483
Prepaid expenses and other current assets	147	133
Total current assets	5,832	5,713

Property and equipment, net	547	557
Goodwill	618	618
Intangible assets, net	205	222
Other assets	89	91
Total assets	$7,291	$7,201

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$222	$293
Accrued liabilities and other current liabilities	661	603
Total current liabilities	883	896

Long-term debt	1,391	1,384
Other long-term liabilities	448	489
Capital lease obligations, long-term	13	14
Stockholders' equity	4,556	4,418
Total liabilities and stockholders' equity	$7,291	$7,201

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	April 26,	January 25,	April 27,
	2015	2015	2014

GAAP gross profit	$653	$700	$604
GAAP gross margin	56.7%	55.9%	54.8%
Stock-based compensation expense included in cost of revenue (A)	2	3	3
Non-GAAP gross profit	$655	$703	$607
Non-GAAP gross margin	56.9%	56.2%	55.1%

GAAP operating expenses	$477	$468	$453
Stock-based compensation expense included in operating expense (A)	(43)	(39)	(33)
Acquisition-related costs (B)	(9)	(9)	(9)
Non-GAAP operating expenses	$425	$420	$411

GAAP other income (expense), net	$(4)	$(3)	$12
Gains and losses from non-affiliated investments	—	—	(17)
Interest expense related to amortization of debt discount	7	7	7
Non-GAAP other income (expense), net	$3	$4	$2

GAAP net income	$134	$193	$137
Total pre-tax impact of non-GAAP adjustments	63	58	35
Income tax impact of non-GAAP adjustments	(10)	(10)	(6)
Non-GAAP net income	$187	$241	$166

Diluted net income per share
GAAP	$0.24	$0.35	$0.24
Non-GAAP	$0.33	$0.43	$0.29

Weighted average shares used in diluted net income per share computation
GAAP	568	557	570
Anti-dilution impact from Note Hedge (C)	(6)	—	—
Non-GAAP	562	557	570

Metrics:
GAAP net cash provided by operating activities	$246	$443	$151
Purchase of property and equipment and intangible assets	(30)	(31)	(29)
Free cash flow	$216	$412	$122

(A) Excludes stock-based compensation as follows:
	Three Months Ended
	April 26,	January 25,	April 27,
	2015	2015	2014
Cost of revenue	$2	$3	$3
Research and development	$27	$24	$21
Sales, general and administrative	$16	$15	$12

(B) Consists of amortization of acquisition-related intangible assets, transaction costs, compensation charges, and other credits related to acquisitions.

(C) Represents the number of shares that would be delivered upon conversion of the currently outstanding 1.00% Convertible Senior Notes Due 2018. Under GAAP, shares delivered in hedge transactions are not considered offsetting shares in the fully diluted share calculation until actually delivered.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q2 FY2016 Outlook
GAAP gross margin	55.7%
Impact of stock-based compensation	0.3%
Non-GAAP gross margin	56.0%

Q2 FY2016 Outlook
(In millions)

GAAP operating expenses	$474
Stock-based compensation expense and acquisition-related costs	(49)
Non-GAAP operating expenses	$425